Exhibit 99.1

n e w s r e l e a s e

Executive Offices	For Further Information Contact:
One Parkway North Blvd.
Suite 100
Deerfield, IL 60015-2559	Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS  SECOND QUARTER 2006 RESULTS
AND ANNOUNCES NEW SHARE REPURCHASE AUTHORIZATION

DES PLAINES, Ill., Aug. 3, 2006 — United Stationers Inc. (NASDAQ: USTR) reported second quarter 2006 net sales of $1.1 billion, versus $1.0 billion for the second quarter of 2005.  Net income for the second quarter of 2006 was $41.4 million, compared with $20.9 million in the same period last year.  Diluted earnings per share for the second quarter of 2006 were $1.29, up significantly from $0.62 in the prior-year quarter.  The second quarter of 2006 benefited from one-time product content syndication/marketing program income and the sale of two distribution facilities. In addition, the company completed the sale of its Canadian Division on June 9, 2006.

“Our record second quarter results reflect strong progress in many key areas of our business as well as significant one-time benefits,” said Richard W. Gochnauer, president and chief executive officer.  “We are taking the appropriate actions to ensure that our underlying operating performance continues to improve.  Longer term, we believe we have further opportunities to improve our profitability through our margin initiatives and by extending our War on Waste (WOW) initiatives to other areas of the business.”

Second Quarter Results — Continuing Operations

Sales in the second quarter of 2006 rose $65 million, representing a 6.2% increase over the prior-year quarter.  The latest period benefited from an additional two months of sales related to the Sweet Paper acquisition, which was completed on May 31, 2005.  This accounts for approximately 4% of the quarter’s growth.  The product categories contributing to the growth were janitorial/sanitation and traditional office products.

Gross margin as a percent of sales for the second quarter was 17.1%, compared with 14.3% in the prior-year quarter.  During the second quarter of 2006, gross margin was positively affected by one-time benefits related to the company’s product content syndication program and certain marketing program changes. The company expects its third quarter earnings to be favorably impacted by a similar amount. Excluding these one-time items, gross margin was 14.9%(1). The improvement in margin reflects a favorable product mix and the benefits of the company’s global sourcing initiatives.

Operating expenses for the second quarter of 2006 were $118.2 million, compared with $113.3 million in the same quarter last year.  This increase includes incremental expense from Sweet Paper and $2.0 million in equity compensation expense offset by $6.7 million of gains on the sale of two facilities.  Operating expenses in the second quarter of 2005 included a $2.3 million charge for the settlement of two preference avoidance lawsuits.  Adjusting for these items, operating expenses as a percentage of sales were
11.0%(1) compared with 10.6%(1) last year. This comparison primarily reflects an increase in payroll expense.

The operating margin for the three months ended June 30, 2006 was 6.4%.  This compares to a 3.5% operating margin achieved in the second quarter of 2005.  Adjusting for the abovementioned margin and expense items, operating margin improved to
3.9%(1) compared with 3.7%(1) in the prior-year’s quarter.

Diluted earnings per share in the second quarter of 2006, adjusted for the abovementioned margin and expense items, were
$0.74(1) compared with $0.66(1) in the prior-year quarter.

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First Half Results

Net sales for the first half of 2006 were $2.3 billion, up 9.4% compared with net sales of $2.1 billion in the same period last year.  Sweet Paper contributed approximately 5% to the sales increase.  Net income for the first half of 2006 was $59.4 million, or $1.84 per diluted share, compared with $47.9 million, or $1.41 per diluted share, in the comparable prior-year period.

Cash Flow and Debt

The company’s net cash provided by operating activities totaled $22.5 million for the six months ended
June 30, 2006, versus $143.9 million in the prior-year period.  Excluding the effects of accounts receivables sold, net cash provided by operating activities for the six months ended June 30, 2006 is unchanged at $22.5 million(1), compared with $47.4 million(1) in the prior-year period.  Cash flow used in investing activities totaled $6.2 million in the quarter.  Capital expenditures were $25.0 million, offset by asset sale proceeds of $14.7 million and cash proceeds from the sale of the Canadian Division of $4.1 million.  Net capital spending for the full year is expected to be in the range of $30 million to $35 million.

Outstanding debt totaled $60.1 million at June 30, 2006, up $39.8 million from June 30, 2005.  Outstanding debt plus securitization financing totaled $285.1 million(1) at the quarter’s end, up $49.8 million(1) during the past 12 months.  The increase was primarily the result of share repurchases which totaled $155.7 million in the 12-month period.

Share Repurchase Authorization

The company repurchased approximately 1.0 million shares for $46.6 million during the second quarter of 2006. Today, the company’s board of directors approved a new share repurchase program, authorizing the company to buy $100 million in common stock.  Purchases may begin or be suspended at any time without notice.  At June 30, 2006, the company had 30.7 million shares outstanding.

Canadian Division — Discontinued Operations

In accordance with GAAP, the company’s financial statements reflect the reclassification of the Canadian Division’s results into discontinued operations.  On June 9, 2006, the company completed the sale of certain net assets of this division to SYNNEX Canada Ltd.  During the first half of 2006, the company recorded a pre-tax charge of $6.9 million ($2.9 million after-tax, or $0.09 per share) primarily related to a loss on the sale, severance and lease expense.

Outlook

“We are focusing our near-term efforts on increasing our sales growth rate.  This includes introducing our mid-year catalog which should drive sales, as well as our Reseller Technology Solution (RTS), which should help strengthen our relationship with the independent dealer channel.  On the expense side, we are continuing to aggressively pursue our WOW initiatives, which have been very effective in taking out costs in our operations. We will pursue further opportunities to reduce our cost structure by extending our WOW initiatives to other areas of our business.  We believe these actions will position us to further improve our sales and earnings performance in the long term.  Sales to-date from continuing operations for the third quarter are up approximately 2.5% compared with the prior year,” Gochnauer concluded.

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Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, August 4th, at 10:00 a.m. CDT, to discuss second quarter results. To participate, callers within the U.S. and Canada should dial (866) 277-1181 and international callers should dial (617) 597-5358 approximately 10 minutes before the presentation.  The passcode is “63691607.”  To listen to the Webcast via the Internet, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed.  This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks.  This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United;  United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; the effects of hurricanes, acts of terrorism and other natural or man-made disruptions; and the conduct and scope of the SEC’s informal inquiry relating to United’s Canadian Division or any formal investigation that may arise from it, and the ultimate resolution of any inquiry or investigation.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings.  We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be an exhaustive or complete list.

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Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with annual sales of $4.3 billion.  The company’s network of 64 distribution centers allows it to offer nearly 50,000 items to its approximately 20,000 reseller customers.  This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and sanitation products, and foodservice consumables, enables the company to ship products on an overnight basis to more than 90% of the U.S. and major cities in Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate.  For more information, visit www.unitedstationers.com.

The company’s common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)        This is non-GAAP information.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.  Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Inc. Reports Second Quarter 2006 Results
And Announces New Share Repurchase Authorization
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United Stationers Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005

Net sales	$1,111,093	$1,046,313	$2,259,323	$2,065,770
Cost of goods sold	921,425	896,139	1,894,378	1,759,114
Gross profit	189,668	150,174	364,945	306,656

Operating expenses:
Warehousing, marketing and administrative expenses	118,170	113,276	259,040	222,400
Restructuring charge reversal	—	—	(3,522)	—

Total operating expenses	118,170	113,276	255,518	222,400

Operating income	71,498	36,898	109,427	84,256

Interest expense, net	1,279	527	2,682	1,235

Other expense, net	3,148	1,483	5,988	2,570

Income from continuing operations before income taxes	67,071	34,888	100,757	80,451

Income tax expense	25,589	13,255	38,409	30,507

Income from continuing operations	41,482	21,633	62,348	49,944

Loss from discontinued operations, net of tax	(121)	(755)	(2,947)	(2,074)

Net income	$41,361	$20,878	$59,401	$47,870

Net income per common share — diluted:
Net income per share — continuing operations	$1.29	$0.64	$1.94	$1.47
Loss per common share — discontinued operations	(0.00)	(0.02)	(0.10)	(0.06)
Net income per share — diluted	$1.29	$0.62	$1.84	$1.41
Weighted average number of common shares - diluted	32,120	33,883	32,210	33,869

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United Stationers Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30,		As of
	2005	2006	Dec. 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$14,005	$18,146	$17,415
Accounts receivable, net	233,823	184,858	224,552
Retained interest in receivables sold, net*	136,475	147,820	116,538
Inventories	653,530	566,919	657,034
Other current assets	35,225	24,896	28,791
Current assets of discontinued operations	767	42,402	41,537
Total current assets	1,073,825	985,041	1,085,867

Property, plant and equipment, net	183,522	174,185	183,618
Intangible assets, net	29,939	31,097	29,879
Goodwill, net	225,759	232,255	227,638
Other	13,999	5,752	15,199
Total assets	$1,527,044	$1,428,330	$1,542,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$449,027	$363,190	$441,390
Accrued liabilities	158,209	139,871	163,314
Deferred credits	17,145	31,129	51,738
Current liabilities of discontinued operations	3,430	9,405	8,420
Total current liabilities	627,811	543,595	664,862

Deferred income taxes	22,816	28,472	29,609
Long-term debt	60,100	20,300	21,000
Other long-term liabilities	58,419	48,216	58,218
Total liabilities	769,146	640,583	773,689

Stockholders’ equity:
Common stock, $0.10 par value; authorized — 100,000,000 shares, issued — 37,217,814 shares in 2006 and 2005	3,722	3,722	3,722
Additional paid-in capital	351,272	338,638	344,628
Treasury stock, at cost — 6,577,139 shares and 3,970,129 shares at June 30, 2006 and 2005, respectively and 5,340,443 shares at December 31, 2005	(259,065)	(117,988)	(194,334)
Retained earnings	677,510	568,478	618,109
Accumulated other comprehensive loss	(15,541)	(5,103)	(3,613)
Total stockholders’ equity	757,898	787,747	768,512
Total liabilities and stockholders’ equity	$1,527,044	$1,428,330	$1,542,201

*                    The June 30, 2006 and 2005 and December 31, 2005 accounts receivable balances do not include $225.0 million, $215.0 million and $225.0 million, respectively, of accounts receivable sold through a securitization program.

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United Stationers Inc. Reports Second Quarter 2006 Results
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United Stationers Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended June 30,
	2006	2005
Cash Flows From Operating Activities:
Net income	$59,401	$47,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,844	14,984
Share-based compensation	4,094	—
Write-off of capitalized software development costs	6,501	—
Loss on sale of Canadian Division	5,904	—
(Gain) loss on the disposition of plant, property and equipment	(6,408)	207
Decrease in deferred taxes	(7,484)	(6,697)
Amortization of capitalized financing costs	400	317
Excess tax benefits related to share-based compensation	(2,274)	—
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
(Increase) decrease in accounts receivable, net	(7,611)	21,708
(Increase) decrease in retained interest in receivables sold, net	(19,937)	79,987
Decrease in inventory	11,695	64,559
Decrease (increase) in other assets	3,003	(1,128)
Increase (decrease) in accounts payable	4,825	(61,662)
Decrease in accrued liabilities	(13,061)	(1,218)
Decrease in deferred credits	(34,593)	(16,389)
Increase in other liabilities	201	1,360
Net cash provided by operating activities	22,500	143,898

Cash Flows From Investing Activities:
Acquisitions	—	(125,206)
Capital expenditures	(24,964)	(21,501)
Sale of Canadian Division	4,103	—
Proceeds from the disposition of property, plant and equipment	14,675	22
Net cash used in investing activities	(6,186)	(146,685)
Cash Flows From Financing Activities:
Net borrowings under revolver	39,100	2,300
Issuance of treasury stock	11,623	3,168
Acquisition of treasury stock, at cost	(71,127)	—
Excess tax benefits related to share-based compensation	2,274	—
Payment of employee withholding tax related to stock option exercises	(1,590)	(274)
Net cash (used in) provided by financing activities	(19,720)	5,194
Effect of exchange rate changes on cash and cash equivalents	(4)	20
Net change in cash and cash equivalents	(3,410)	2,427
Cash and cash equivalents, beginning of period	17,415	15,719
Cash and cash equivalents, end of period	$14,005	$18,146

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United Stationers Inc. Reports Second Quarter 2006 Results
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United Stationers Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Debt to Total Capitalization
(dollars in thousands)

	June 30,
	2006	2005	Change
Long-term debt	$60,100	$20,300	$39,800
Accounts receivable sold	225,000	215,000	10,000
Total debt and securitization (adjusted debt)	285,100	235,300	49,800
Stockholders’ equity	757,898	787,747	(29,849)
Total capitalization	$1,042,998	$1,023,047	$19,951

Adjusted debt to total capitalization	27.3%	23.0%	4.3%

Note: Adjusted debt to total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  Internally, the company considers accounts receivables sold to be a financing mechanism. The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt to total capitalization on that basis.

Adjusted Cash Flow
(in thousands)

	For the Six Months Ended June 30,
	2006	2005
Cash Flows From Operating Activities:
Net cash provided by operating activities	$22,500	$143,898
Excluding the change in accounts receivable sold	—	(96,500)
Net cash provided by operating activities excluding the effects of receivables sold	$22,500	$47,398

Cash Flows From Financing Activities:
Net cash (used in) provided by financing activities	$(19,720)	$5,194
Including the change in accounts receivable sold	—	96,500
Net cash (used in) provided by financing activities including the effects of receivables sold	$(19,720)	$101,694

Note: Net cash provided by operating activities, excluding the effects of receivables sold is presented as an additional liquidity measure. Generally Accepted Accounting Principles require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

United Stationers Inc. Reports Second Quarter 2006 Results
And Announces New Share Repurchase Authorization
Page nine of nine

United Stationers Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income and Earnings Per Share
(in thousands, except per share data)

	For the three months ended June 30,
	2006		2005
	Amount	% to Net Sales	Amount	% to Net Sales

Sales	$1,111,093	100.0%	$1,046,313	100.0%

Gross profit	189,668	17.1%	150,174	14.3%
Product content syndication/marketing programs	(23,843)	-2.2%	—	0.0%
Adjusted gross profit	$165,825	14.9%	$150,174	14.3%

Operating expenses	$118,170	10.7%	$113,276	10.8%
Gain on sale of distribution centers	6,665	0.4%	—	0.0%
Stock option expense	(1,998)	-0.1%	—	0.0%
Settlement of preference avoidance claims	—	0.0%	(2,300)	-0.2%
Adjusted operating expenses	$122,837	11.1%	$110,976	10.6%

Operating income	$71,498	6.4%	$36,898	3.5%
Gross profit item noted above	(23,843)	-2.1%	—	0.0%
Operating expense items noted above	(4,667)	-0.4%	2,300	0.2%
Adjusted operating income	$42,988	3.9%	$39,198	3.7%

Net income per share — diluted	$1.29		$0.62
Per share gross profit item noted above	(0.46)		—
Per share operating expense items noted above	(0.09)		0.04
Adjusted net income per share — diluted	$0.74		$0.66

Weighted average number of common shares — diluted	32,120		33,883

Note: Adjusted Operating Income and Earnings Per Share excludes the one-time effects of product content syndication, changes in marketing programs, gains on the sale of distribution centers, and the settlement of preference avoidance claims and also excludes the ongoing equity compensation expense. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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